Exhibit 10.2

THIRD AMENDMENT TO SERVICES AGREEMENT

THIS THIRD AMENDMENT TO SERVICES AGREEMENT (the “Third Amendment”), effective as of October 1, 2019 (the “Effective Date”), is between Verrica Pharmaceuticals Inc., a Delaware Corporation (the “Company”) and PBM Capital Group, LLC, a Delaware limited liability company (“PBM”). Company and PBM are collectively the “Parties”.

RECITALS

WHEREAS, the Parties entered into a Services Agreement effective August 14, 2016 (the “Services Agreement”) where, in pertinent part, the Company retained PBM to provide certain accounting, back office support, and other services (the “Services”) to the Company;

WHEREAS, the Parties subsequently executed an Amendment to Services Agreement on March 29, 2018 (the “Amendment”) and a second Amendment to Services Agreement on January 1, 2019 (the “Second Amendment”), both of which were to adjust the fees set forth in the Services Agreement to reflect the Company’s then current utilization of the Services under the Services Agreement; and

WHEREAS, the Company has again reduced and/or eliminated its need for certain Services since the execution of the Second Amendment and, accordingly, the Parties now desire to adjust the fees set forth in the Services Agreement to reflect the Company’s current utilization of such Services, as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to amend the Services Agreement as follows:

1.Incorporation of Recitals by Reference.  The above Recitals are hereby incorporated into this Third Amendment.

2.Effective Date.  The Parties agree that the changes agreed upon in this Third Amendment shall be effective in all respects as of the above-referenced Effective Date.

3.Amendment of Fee.  The Parties agree that, upon the Effective Date, Section 4 of the Services Agreement, “Management Fee”, shall be amended to remove “$26,333 per month” in such Section and replace it with “$5,000 per month (the “Fee”).”

4.Amendment of Termination Provisions.  The Parties agree that, upon the Effective Date, Section 5(c) of the Services Agreement shall be amended to:

a.Remove both the functional area and fee adjustment line item in its entirety for (i) Human Resources and (ii) Contract Administration and Legal Support; and

b.Revise the fee adjustment in the functional area of:

(i)Manufacturing/CMC by removing the “$5,395.83” number in such line item in such Section and replacing it with “$2,000.00”; and

(ii)Business Development/Strategic Planning by removing the “18,395.83” number in such line item in such Section and replacing it with “$3,000.00”.

5.Effect of Amendment.  Except as otherwise provided herein, all other provisions of the Services Agreement are hereby ratified and confirmed and all the terms, conditions, and provisions thereof remain in full force and effect.

IN WITNESS WHEREOF, the Company and PBM have caused this Third Amendment to Services Agreement to be duly executed as of the Effective Date first above written.

COMPANY:

Verrica Pharmaceuticals Inc.

By:	/s/ Ted White
Ted White, President & CEO

PBM:

PBM Capital Group, LLC

By:	/s/ Paul B. Manning
Paul B. Manning, CEO

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